ARTICLES OF INCORPORATION
                                       OF
                         MANGUM ACQUISITION CORPORATION


     The undersigned natural person of the age of eighteen years or more, acting as incorporator of the corporation, under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE ONE

     The name of the corporation is MANGUM ACQUISITION CORPORATION.


                                   ARTICLE TWO

     The period of its duration is perpetual.

                                  ARTICLE THREE

     The purpose or purposes for which the corporation is organized is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

     The aggregate number of shares which the corporation shall have authority to issue is 20,000,000 of common stock at $0.001 (one-thousandth of one dollar) par value.

                                  ARTICLE FIVE

     The corporation will not commence business until it has received for the issuance of shares consideration of the value of One Thousand Dollars.

                                   ARTICLE SIX

     The street address of its initial registered office is 4214 Mangum Road, Houston, Texas 77092 and the name of its registered agent at such address is David A. Collins.

                                  ARTICLE SEVEN

     The number of directors  constituting the initial board of directors is one
(1), and the name and address of the person who is to serve as the initial director until the first annual meeting of the shareholders or until his successors are elected and qualified is: (1) David A. Collins 11302 Memorial Drive Houston, TX 77024.

                                 ARTICLE EIGHT

     The name and address of the incorporator is: David A. Collins 11302 Memorial Drive Houston, TX 77024.

     IN WITNESS WHEREOF, I have hereunto set my Hand, this 24th day of April, 2000.

                                 /s/ David A. Collins
                                  David A. Collins